SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement.

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

Net2Phone, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

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November 17, 2005

Dear Stockholder:

I am writing to invite you to the 2005 Annual Meeting of Stockholders of Net2Phone, Inc. We currently expect the meeting to be held at our headquarters at 520 Broad Street, Newark, New Jersey 07102 on December 14, 2005, at 9:00 a.m. local time.

You are no doubt aware that on November 10, 2005, IDT Corporation, our controlling stockholder, made an unsolicited tender offer for all of the outstanding shares of our common stock that IDT and its affiliates do not currently own for $2.00 per share in cash, without interest. Notwithstanding this offer, which is currently scheduled to expire on December 12, 2005, we plan to hold our Annual Meeting on December 14th as previously scheduled.

The formal notice of the meeting follows on the next page. In addition to the two items of business, we will discuss Net2Phone’s performance during fiscal 2005. Enclosed with this proxy statement are your proxy or voting instruction card and our 2005 Annual Report to Stockholders.

Your vote is important. Even if you plan to attend the meeting, please vote your shares as soon as practicable. If you attend the meeting and prefer to vote in person, you may do so.

On behalf of the Board of Directors and management of Net2Phone, I would like to thank you for your continuing support and we look forward to seeing you on December 14, 2005. Members of the Board of Directors and management will be in attendance and look forward to visiting with you.

Sincerely,

Stephen M. Greenberg

Chairman of the Board

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NET2PHONE, INC.

NOTICE OF THE
2005 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The Annual Meeting of Stockholders of Net2Phone, Inc. will be held at our headquarters at 520 Broad Street, Newark, New Jersey 07102, on December 14, 2005, beginning at 9:00 a.m. local time. At the meeting, stockholders will act on the following matters:

•	elect three Class III directors for a term of three years;

•	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm; and

•	transact any other matters that properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on November 1, 2005 are entitled to receive notice of and to attend and vote at the meeting or any postponement or adjournment thereof. We have enclosed a copy of our 2005 Annual Report to Stockholders, which includes certified financial statements, and our proxy statement.

Your vote is important. Whether you plan to attend the meeting in person or not, we encourage you to read the accompanying proxy statement and submit your proxy or voting instructions for the meeting as soon as practicable. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

By Order of the Board of Directors,

Glenn J. Williams Executive Vice President of Business &
November 17, 2005	Legal Affairs, General Counsel & Secretary

Newark, New Jersey

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NET2PHONE, INC.
520 Broad Street
Newark, New Jersey 07102

PROXY STATEMENT

This proxy statement contains information related to the 2005 Annual Meeting of Stockholders to be held on December 14, 2005, at 9:00 a.m. local time, at our headquarters at 520 Broad Street, Newark, New Jersey 07102, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by Net2Phone’s Board of Directors. The proxy materials relating to the annual meeting are first being mailed on or about November 21, 2005 to stockholders entitled to vote at the meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice. In addition, our management will report on the performance of Net2Phone during fiscal 2005 and respond to appropriate questions from stockholders.

What is the impact of IDT’s proposed tender offer on the annual meeting?

On November 10, 2005, IDT Corporation, our controlling stockholder, made an unsolicited tender offer to purchase all of the outstanding shares of our common stock that IDT and its affiliates do not currently own for $2.00 per share in cash, without interest. IDT set an expiration date for the tender offer of December 12, 2005, but may decide to extend the offer. IDT has publicly announced that if it completes the tender offer, which is subject to a number of conditions, it intends to effect a merger of Net2Phone with a subsidiary of IDT, in which all remaining public holders of Net2Phone common stock would receive the same consideration for their shares as that received by the Net2Phone stockholders who tendered their shares in the offer. We do not know whether the offer or the merger will be completed or, if they are completed, when they will be completed. Therefore, we expect to hold our annual meeting as previously planned on December 14, 2005.

Is there any information related to IDT’s proposed tender offer in this Proxy Statement?

No, this proxy statement is related to our annual meeting, not the tender offer. We understand that IDT mailed all of our stockholders information related to the proposed tender offer on or around November 10, 2005. On November 11, 2005, a committee made up of three independent members of our Board of Directors, which is charged with reviewing IDT’s offer, issued a press release stating that on or before November 25, 2005, the Independent Committee will advise Net2Phone’s stockholders of whether the Committee recommends acceptance or rejection of the tender offer, expresses no opinion and remains neutral toward the tender offer, or is unable to take a position with respect to IDT’s tender offer. At such time, the Committee will include the reasons for its position taken with respect to the tender offer or its inability to take a position. In the meantime, the Independent Committee recommends that all of our stockholders defer making any determination with respect to the tender offer until the Committee Board of Directors has made its recommendation.

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What are the voting recommendations of the Board of Directors for the matters covered in this Proxy Statement?

The Board recommends that you vote your shares:

FOR the election of each of the Class III directors (see page 5), and

FOR the ratification of the appointment of Ernst & Young LLP as Net2Phone’s independent registered public accounting firm (see page 11).

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, November 1, 2005, are entitled to receive notice of the annual meeting and to vote the shares of capital stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Except as otherwise required by law:

•	holders of our Class A common stock are entitled to two votes per share and holders of our common stock are entitled to one vote per share on each matter to be voted upon; and

•	holders of our Class A common stock and holders of our common stock will vote together as a single class on all matters to be voted upon at this annual meeting.

As of the record date, 28,909,500 shares of our Class A common stock and 49,620,179 shares of our common stock representing 54% and 46%, respectively, of our voting power were outstanding.

Who is permitted to attend the meeting?

All stockholders, including joint holders, as of the record date, or their duly appointed proxies, may attend the meeting. Registration and seating will begin at 8:30 a.m. local time. All stockholders and their proxies should be prepared to present photo identification. Cameras, recording devices and other such electronic devices will not be permitted at the meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your voting instruction card or a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of our voting power on the record date will constitute a quorum for our meeting. Proxies received but marked as abstentions and “broker non-votes” (discussed below) will be included in the calculation of the number of shares considered to be present at the meeting. Shares held by Net2Phone in its treasury do not count toward establishing a quorum.

How do I vote?

If the shares of our common stock are held in your name, you may vote on matters to come before the meeting in the following ways:

•	by completing, dating and signing the enclosed proxy card and returning it prior to the meeting in the enclosed postage-paid envelope; or

•	by written ballot at the meeting.

Stockholders whose shares are held in the name of a broker or nominee must either direct the record holder of their shares as to how to vote their shares of common stock or obtain a proxy from the record holder to vote at the meeting. Beneficial holders of our common stock should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting, including by using the Internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, the individuals named on the proxy card will vote your shares in accordance with the

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recommendations of the Board of Directors, and in the discretion of the proxies with respect to any other matter that properly comes before the meeting. We are not aware of any other matters to be presented at the meeting; however, the individuals named in the proxy card will vote your shares as recommended by the Board, or if no recommendation is given, in their own discretion with respect to any other matters that properly come before the meeting.

How can I change my vote?

If your shares are held in your name, you may revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of Net2Phone a notice of revocation prior to the meeting;

•	sending in another duly executed proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

If your shares are held in “street name,” you must contact your broker or nominee to revoke your proxy. In either case, your last vote will be the vote that is counted.

What vote is required to approve each item?

Election of Directors.     The three nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The withholding of authority by a stockholder including “broker non-votes” (discussed below), will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

Other Proposals.     For each other proposal, including the ratification of the appointment of Ernst & Young LLP, the affirmative vote of the holders of a majority of the voting interest of our stockholders represented in person or by proxy and entitled to vote at the meeting will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such proposal will be treated as being present and entitled to vote on the matter, and therefore will have the effect of a negative vote.

Effect of Broker Non-Votes.     If you do not provide your broker or other nominee with instructions on how to vote your “street name” shares, your broker or nominee will not be permitted to vote them on non-routine matters. You should therefore be sure to provide your broker or nominee with instructions on how to vote your shares.

How do I vote my 401(k) shares?

If you are one of our employees or former employees who participates in the Net2Phone common stock fund under our 401(k) plan, you have the right to vote the shares allocated to your plan account. You will receive (1) annual meeting materials and (2) a proxy or voting instruction card, and, if you are a current employee, you will receive e-mail instructions on how to vote your shares electronically.

How do I vote my restricted shares or other shares I received as part of Net2Phone’s stock bonus program?

If you are one of our employees that received restricted shares or other shares under our stock bonus program, you have the right to vote these shares. You will receive (1) annual meeting materials and (2) a proxy or voting instruction card, and you will receive e-mail instructions on how to vote your shares electronically.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors by mail and will pay all expenses associated therewith. Some of the officers and other employees of Net2Phone also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse

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brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

How do I obtain electronic access to proxy materials and the annual report?

If you hold your shares in “street name” (that is, through a broker or other nominee), you may elect to view our proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save us the cost of printing and mailing these documents. Costs normally associated with electronic access, such as usage and telephonic charges, will be borne by you. If you have not already done so, please follow the instructions on your voting instruction card to begin to receive these documents electronically next year.

Please note the following points about electronic access of annual meeting materials:

•	Choosing online access of annual meeting materials is voluntary.

•	Accessing your Net2Phone annual meeting materials online requires that you have access to the Internet, which may result in charges to you from your Internet service provider and/or telephone company.

•
If you elect to access annual meeting materials on the Internet, you will still receive a paper copy of the notice of annual meeting of stockholders and a voting instruction card in the mail to vote your shares. The voting instruction card will contain the Internet address for viewing, downloading and printing the annual meeting materials, and instructions for electronic voting (if available).

•	Your consent will be effective for accessing all future Net2Phone annual meeting materials, and will continue in effect unless you revoke it.

•
You may revoke your election if you change your mind by following the instructions on your voting instruction card. Also, even if you elect to view our annual meeting materials online, you will still be able to request printed copies.

•	If you do not sign up for this service, you will continue receiving paper copies of the annual meeting materials by U.S. mail.

•	Whether you register for Internet access or continue to receive paper copies of the annual meeting materials, you will be able to choose how you want to vote your shares.

What is “householding,” and how do I take advantage of householding for future deliveries?

The Securities and Exchange Commission has adopted a rule regarding the delivery of disclosure documents to households. The rule allows us to send out a single set of any annual report, information statement, proxy statement, prospectus and other disclosure document to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This rule benefits both you and Net2Phone, as it reduces the volume of duplicate information received by your household and helps us reduce expenses by saving on printing and postage expenses. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If you would like to receive your own set of our disclosure documents in future years, you may “opt-out” of householding at that time by writing to Investor Relations, Net2Phone, Inc., 520 Broad St., Newark, NJ 07102 or calling them at 973-438-3200. If we do not receive instructions from you to send multiple copies to your household, you will continue to receive a single set of disclosure documents until we notify you otherwise. If your shares are held in “street name,” information regarding householding of disclosure documents should be forwarded to you by your broker or nominee.

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BOARD OF DIRECTORS

This section gives biographical information about our directors and describes their membership on Board committees, their attendance at meetings and their compensation. This section also sets forth the first proposal on the agenda for the annual meeting.

What is the makeup of the Board of Directors?

Our Amended and Restated Certificate of Incorporation requires that we have at least five directors but no more than thirteen. The number of directors is set by the Board and is currently nine. The directors are divided into three classes, with each class serving for a three-year period. The stockholders elect one-third of the Board of Directors each year. Five of our nine directors are independent directors (Messrs. King, Weiss, Mellor, McPherson and Oppenheimer). Although we have not adopted formal standards of materiality for independence purposes (other than those set forth in the Nasdaq Marketplace Rules), information provided by the directors and Net2Phone did not indicate any material relationships that would impair the independence of our directors who are not employees of Net2Phone or any of its affiliates, including IDT Corporation.

How many directors attended the 2004 Annual Meeting of Stockholders?

All directors are invited to attend our annual meeting of stockholders. Messrs. Greenberg, Alroy, Courter, King, Oppenheimer and Weiss attended our 2004 Annual Meeting of Stockholders. We do not have a policy requiring our directors to attend stockholder meetings.

Election of Directors (Item No. 1 on Proxy Card) For Term Expiring at 2008 Annual Meeting Class III

There are three Class III directors whose terms expire at the annual meeting. Each nominee listed below will be elected to serve until the 2008 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or his resignation or removal, whichever first occurs. Each of the nominees has consented to serve a three-year term. If any of them should decline or become unavailable to serve as a director, the Board may designate a substitute nominee or reduce the number of directors accordingly. The persons named in the accompanying proxy card will vote for any substitute nominee designated by the Board.

Nominees standing for election are:

James A. Courter, 64	Director since May 1999

James A. Courter has been the Chief Executive Officer and Vice Chairman of the Board of IDT Corporation since August 2001. He served as President of IDT Corporation from October 1996 until July 2001, and has been a director of IDT Corporation since March 1996. In addition, since December 1999, Mr. Courter has served as a director of IDT Telecom, Inc. and since November 2003 has served as a director of IDT Entertainment, Inc. Mr. Courter was a senior partner in the New Jersey law firm of Courter, Kobert & Cohen, and he was also a partner in the Washington, D.C. law firm of Piper Rudnick LLP (then Verner, Liipfert, Bernhard, McPherson & Hand). Mr. Courter was a member of the U.S. House of Representatives for 12 years, retiring in January 1991. From 1991 to 1994, Mr. Courter was Chairman of the President’s Defense Base Closure and Realignment Commission. Mr. Courter serves as Chairman of the Lexington Institute and Chairman of the Board of Advisors for the Graduate School of Management at Rutgers.

Jesse P. King, 50	Director from July 1999 to December 2000 and since October 2001

Jesse P. King consults in the arenas of philanthrophy, non-profit development, and leadership capacity building. Mr. King served as Vice President and Chief Operating Officer for the Daniels Fund from February 2001 to February 2004. From January 1996 to February 2001, Mr. King served as the Operations Manager for Rockefeller Foundation’s Next Generation Leadership Program and The Philanthropy Workshop. Preceding his five years with the Rockefeller Foundation, Mr. King worked as the Senior Program Director for the

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Colorado Outward Bound School. Additionally, Mr. King worked as a Project Director and Consultant for The Children’s Defense Fund and the Black Community Crusade for Children.

Michael J. Weiss, M.D., Ph.D., 54	Director since November 2001

Dr. Michael J. Weiss has been on staff as an ophthalmologist with the Edward S. Harkness Eye Institute since 1985 and has served as a Director of Uveitis Service since July 1987. Dr. Weiss is an Associate Clinical Professor of Ophthalmology at Columbia College of Physicians and Surgeons and was Board Certified in Ophthalmology in June 1987. For the last 3 years, Dr Weiss served as treasurer of the Society of Practitioners at New York Presbyterian Hospital.

The Board of Directors recommends a vote FOR the election of each of the director nominees.

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Continuing Directors
For Term Expiring at 2006 Annual Meeting
Class I

Howard S. Jonas, 49	Director since October 2001

Howard S. Jonas was the Chairman of our Board of Directors from October 2001 until October 2004, and has since served as the Vice Chairman. He founded IDT in August 1990 and has served as Chairman of its Board of Directors since that time. He served as Chief Executive Officer of IDT Corporation from December 1991 until July 2001, as President of IDT from December 1991 through September 1996, and as Treasurer from inception through 2002. Since December 1999, Mr. Jonas has also served as the Chairman of the Board of Directors of IDT Telecom, Inc. Since November 2003, he has served as a Co-Chairman of the Board of Directors of IDT Entertainment, Inc. He is also the founder and has been President of Jonas Publishing since its inception in 1979.

Stephen M. Greenberg, 61	Director since June 2000

Stephen M. Greenberg is the Chairman of our Board of Directors. Mr. Greenberg served as our Chief Executive Officer from October 2001 to October 2004 and Vice Chairman of the Board of Directors from March 2002 to October 2004. Mr. Greenberg joined Net2Phone in August 2000 as Chairman of the Office of the President. Prior to joining Net2Phone, Mr. Greenberg was a founder and Senior Partner of Stern & Greenberg, a New Jersey law firm. From 1969 to 1971, Mr. Greenberg served as Executive Assistant to the United States Attorney for the District of New Jersey. Mr. Greenberg practiced law for over 32 years and has received many honors including one for Outstanding Professional Achievement from the New Jersey Bar Association. Mr. Greenberg is also the Commissioner of the New Jersey Public Broadcasting Authority and a Member of the New Jersey Israel Commission.

James R. Mellor, 75	Director since June 1999

James R. Mellor has been the Chairman of AmerisourceBergen Corporation (NYSE:ABC) since April 2004. Mr. Mellor served as a director of IDT Corporation between August 1997 and June 1999. Since 1998, Mr. Mellor has been Chairman of USEC Inc. (NYSE: USU), a global energy company. From 1981 until 1997, Mr. Mellor worked for General Dynamics Corporation (NYSE: GD), a developer of nuclear submarines, surface combat ships and combat systems. He served as Chairman and Chief Executive Officer of General Dynamics from 1994 until 1997 and as President and Chief Operating Officer of General Dynamics from 1993 to 1994. Before joining General Dynamics, Mr. Mellor served as President and Chief Operating Officer of AM International, Inc. (now Multigraphics, Inc.). Before that time, Mr. Mellor spent 18 years with Litton Industries in a variety of engineering and management positions, including Executive Vice President in charge of Litton’s Defense Group.

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Continuing Directors
For Term Expiring at 2007 Annual Meeting
Class II

Liore Alroy, 37	Director since October 2004

Mr. Alroy was appointed Chief Executive Officer of Net2Phone, Inc. by our Board of Directors, effective October 31, 2004, and was also appointed to serve as a member of our Board. From January 2003 to October 2004, Mr. Alroy served as a Senior Vice President of IDT Corporation, Net2Phone, Inc.’s controlling shareholder. In this role, Mr. Alroy was responsible for mergers and acquisitions, strategic initiatives and related financing activities for IDT, and was also a strategic advisor for Net2Phone’s cable telephony business. From July 2001 to December 2002, Mr. Alroy served as an independent consultant to IDT, performing similar functions. From March 2000 to June 2001, Mr. Alroy was a corporate and tax attorney in private practice. From September 1999 to March 2001, Mr. Alroy was a part- time consultant for a variety of different companies, and prior to that time a tax attorney with the law firm of Skadden, Arps, Slate, Meagher and Flom LLP.

Harry C. McPherson, Jr., 76	Director since October 1999

Harry C. McPherson, Jr. has been a partner in the law firm of Piper Rudnick LLP and its predecessor firm since 1969. In 1993, Mr. McPherson was a member of the Defense Base Closure and Realignment Commission. From 1988 to 1992, Mr. McPherson was the Vice Chairman of the United States International Cultural and Trade Center Commission. From 1983 to 1988, Mr. McPherson was President of the Federal City Council, Washington, D.C. In 1979, Mr. McPherson was a member of the President’s Commission on the Accident at Three Mile Island. From 1965 to 1969, Mr. McPherson was Counsel and then Special Counsel to the President of the United States. From 1964 to 1965, Mr. McPherson was Assistant Secretary of State for Educational and Cultural Affairs. From 1963 to 1964, Mr. McPherson was Deputy Under Secretary of the Army for International Affairs.

Marc J. Oppenheimer, 48	Director since October 2003

Marc J. Oppenheimer serves as Executive Vice President of Kenmar Global Investment Management, Inc., a global asset management firm managing $2.1 billion in assets. Mr. Oppenheimer served as President and Chief Executive Officer of Crystallex International Corporation (AMEX: KRY) from February 1995 to September 2003 and served as Vice Chairman from September 2003 to May 2004. He is currently a member of the Crystallex Board of Directors, and also serves on the Board of Directors of two Crystallex affiliates, Glenhawk Minerals, Ltd. and El Callao Mining Corp. From December 2002 to October 2003, Mr. Oppenheimer served as a director of IDT. From 1991 to 1994, he served as Executive Vice President and Chief Financial Officer of Concord Camera Corp. (NASDAQ: LENS), a multi-national, publicly traded company. From 1990 to 1991 he served as Director for International Trade and Merchant Banking at Midlantic National Bank and from 1980 to 1985, Mr. Oppenheimer served as a lending officer in the International Commodity Financing Division of Chase Manhattan Bank, in the capacity of Assistant Treasurer and Second Vice President.

How are non-employee directors compensated?

Our non-employee directors include all of our directors that are not employees of Net2Phone or any of its affiliates, including IDT Corporation. Each non-employee director receives a $25,000 annual fee for service on our Board, provided that the director attends at least 75% of the Board meetings during the calendar year, in addition to reimbursement for reasonable travel expenses incurred in connection with attendance at each Board and Board committee meeting. In addition to this cash payment, each non-employee director is eligible to participate in our 1999 Amended and Restated Stock Option and Incentive Plan. Each newly elected non-employee director receives an option to purchase 5,000 shares of our common stock and an award of 2,500 shares of common stock under the Plan at the time he or she joins the Board. Each non-employee director who continues to serve in such capacity is automatically granted an option to purchase 5,000 shares of our common stock and 2,500 shares of stock on each anniversary date of the director’s initial

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election to the Board. These options are granted at the fair market value of our common stock on the date of grant and are immediately exercisable.

Non-employee directors also receive fees for service on any committees of the Board of Directors. Committee members receive $1,000 for each committee meeting attended. In addition, committee members receive an annual fee for each committee on which they serve, provided they attend at least 75% of the committee meetings held each year. Annual fees for service on the Board’s standing committees are as follows:

	Audit Committee	Independent Committee	Compensation Committee

Chairman:	$10,000	$10,000	$7,500
Member:	$7,500	$7,500	$5,000

Are employees of Net2Phone paid additional compensation for service as a director?

No. We do, however, reimburse them for travel and other related expenses. See “Executive Compensation — Employment, severance and change of control agreements” and “Certain Relationships and Related Transactions — Transactions with Directors” for a description of transactions with certain current and former directors.

How often did the Board meet during fiscal 2005?

The Board of Directors met six times during fiscal 2005. All members of the Board attended more than 75% of the meetings of the Board and the committees on which they serve, except for Mr. Jonas, who attended less than 75% of the meetings of the Board.

Can stockholders send communications directly to the Board?

Stockholders may communicate with our Board by writing to the following address: Investor Relations Department, Net2Phone, Inc., 520 Broad St., Newark, NJ 07102, where our employees are prepared to promptly respond to appropriate requests for information, documents or other requests or concerns. If appropriate, our Investor Relations Department will forward stockholder communications to the Board, or upon request to the Chairman of the Board, or the Chairman of our Audit, Independent or Compensation Committee. You should refer to the Investor Relations portion of our website, www.net2phone.com, in the future, as our procedures for communicating with the Board may be updated from time to time.

What committees has the Board established?

The Board of Directors has three active, standing committees, the Compensation, Audit and Independent Committees. The Audit Committee is comprised of three independent directors, as defined by the Nasdaq Marketplace Rules, and operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A. The Compensation Committee is comprised of four independent directors, as defined by the Nasdaq Marketplace Rules.

In October 2003, the Board formed an Independent Committee to approve a material transaction with IDT Corporation. Messrs. Mellor, Goldsmith, King, and Schulman served on this committee. In February 2004, the Board made the Independent Committee a standing committee charged with reviewing and approving all related party transactions. This Independent Committee is currently comprised of three independent directors, as defined by the Nasdaq Marketplace Rules, and operates under a written charter approved by the Board of Directors. In March 2005, the Board authorized the Independent Committee to review a proposed acquisition by IDT Corporation, our controlling shareholder, of the shares of our stock not beneficially owned by IDT. For more information on this proposed transaction, see “Certain Relationships and Related Transactions” below.

IDT beneficially controls more than 50% of our aggregate voting power. As a result, we qualify as a “controlled company” as defined in Rule 4350(c)(5) of the Nasdaq Marketplace Rules. Therefore, we are exempt from the requirements of Rule 4350(c) requiring (i) a majority of independent directors on the Board; (ii) compensation of our executive officers determined by a majority of the independent directors or a

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compensation committee composed solely of independent directors; and (iii) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors. While our Board consists of a majority of independent directors, and our Compensation Committee consists solely of independent directors, the Board has elected not to establish a nominating committee.

The function of nominating directors is carried out by the entire Board of Directors, and, therefore, we do not maintain a standing nominating committee or other committee performing similar functions at this time and do not have a charter covering the nominating duties of the entire Board. Once a candidate is identified, the Board, with the assistance of management, undertakes a careful evaluation of the qualifications and background of the candidate. Stockholders may, however, recommend candidates for director to our Board. For information on how stockholders can recommend candidates for director to our Board, see “Stockholder Proposals and Nominations” and “Selection of Directors” below.

Our current committee members are as follows:

Name	Compensation Committee	Audit Committee	Independent Committee

Jesse P. King	x	x	x
James R. Mellor	x	x	x
Marc J. Oppenheimer	x	x	x
Dr. Michael J. Weiss	x

Compensation Committee	8 meetings in fiscal year 2005

•	reviews and approves compensation of executive officers, including salaries, bonuses and incentive compensation;

•	determines our compensation policies and programs; and

•	administers our 1999 Amended and Restated Stock Option and Incentive Plan.

Independent Committee	17 meetings in fiscal year 2005

•	reviews and approves related party transactions; and

•	reviews the proposed acquisition by IDT Corporation of the shares of our stock not beneficially owned by IDT.

Audit Committee	11 meetings in fiscal year 2005

•	directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm;

•	oversees the audit and non-audit activities of our independent registered public accounting firm;

•
meets separately and privately with our independent registered public accounting firm to ensure that the scope of their activities has not been restricted and that adequate responses to their recommendations have been received;

•	receives and accepts the report of our independent registered public accounting firm;

•	oversees the retention and performance of our internal audit team; and

•	performs such other duties and responsibilities as set forth in its written charter.

The Board of Directors has determined that Mr. Marc J. Oppenheimer is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Board of Directors has also determined that all of the members of the Audit Committee are “independent,” and they have confirmed that they are financially literate within the meanings set forth by the Nasdaq Marketplace Rules.

In addition to the above committees, Nasdaq Marketplace Rules require that our independent directors meet at regularly scheduled executive sessions. These meetings are held at least twice each year, usually immediately after our regularly scheduled meetings of the full Board.

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RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Item No. 2 on Proxy Card)

The Audit Committee has selected Ernst & Young LLP as Net2Phone’s independent registered public accounting firm for the fiscal year ending July 31, 2006, and has further directed that the Board submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as Net2Phone’s independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such an appointment would be in the best interests of Net2Phone and its stockholders.

The following represents fees for services provided to us by Ernst & Young LLP during fiscal 2005 and fiscal 2004:

	2005	2004

Audit Fees:	$1,306,805	$569,750
Audit-related fees*:	8,000	37,200
Tax fees*:	26,500	10,000
All other fees:	—	—

Total:	$1,341,305	$616,950

*Audit-related fees include statutory audits. Tax fees primarily consist of tax compliance and tax consultations.

The Audit Committee determined that the non-audit services provided to the Company by Ernst & Young LLP during fiscal 2005 and 2004 were compatible with maintaining the independence of Ernst & Young LLP. Pursuant to its written charter, the Audit Committee is responsible for approving in advance all audit, internal control and permitted non-audit services to be performed for Net2Phone by its independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to approve in advance all audit, internal control and permissible non-audit services provided by Net2Phone’s independent registered public accounting firm. Prior to such engagement of the independent registered public accounting firm for the next year’s audit, management or the independent registered public accounting firm submits to the Audit Committee for approval an aggregate request of services expected to be rendered during that year for each of the four categories of services outlined in the table above. Prior to engagement, the Audit Committee approves in advance these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original advance approval. In those instances, the Audit Committee requires specific approval in advance before engaging the independent registered public accounting firm. The Audit Committee may delegate authority to make advance approval to one or more of its members. The member or members to whom such authority is delegated must report, for information purposes only, any such approval decisions to the Audit Committee at its next scheduled meeting.

The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as Net2Phone’s independent registered public accounting firm for fiscal year 2006.

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EXECUTIVE COMPENSATION

This section contains charts that show the amount of compensation earned by our two Chief Executive Officers that served during fiscal 2005 and by our four other most highly paid executive officers for fiscal 2005.

Summary Compensation Table

The following table sets forth information relating to the compensation paid in fiscal 2005, 2004 and 2003 to our two Chief Executive Officers that served during fiscal 2005 and the other executive officers who earned the most compensation for services rendered on our behalf in fiscal 2005 (collectively, the “Named Executives”).

		Annual compensation				Long-Term compensation Awards
Name and principal position	Fiscal year	Salary ($)		Bonus ($)		Restricted stock award(s)($)		Securities underlying options(#)	All other compensation($)(1)

Liore Alroy	2005	187,500		187,500	(3)	2,760,000	(4)	800,000	15,676	(5)
Chief Executive Officer (2)	2004	—		—		—		—
	2003	—		—		—		—

Arthur Dubroff	2005	275,000		68,750	(7)	6,800	(8)	—	16,199	(9)
Chief Financial Officer(6)	2004	237,940		76,191	(10)	—		—	12,662	(11)
	2003	216,411	(12)	70,312	(13)	—		150,000	5,048	(14)

Jonathan Reich	2005	230,000		99,500	(15)	—		—	13,425	(16)
Chief Executive Officer,	2004	230,000		120,905	(17)			105,000	10,090	(18)
Net2Phone Global Services	2003	228,415		96,931	(19)	—		—	6,039	(14)

Michael Pastor	2005	225,000		56,250	(20)	14,450	(21)	—	10,681	(22)
President,	2004	225,000		110,369	(23)	246,829	(24)	105,000	8,572	(25)
Net2Phone Cable Telephony	2003	194,229		139,713	(26)	—		75,000	2,731	(14)

David Lando	2005	227,107		57,200	(27)	—		—	16,199	(28)
Chief Operating Officer,	2004	220,000		71,389	(29)	—		105,000	9,830	(30)
Net2Phone Global Services	2003	203,415		83,621	(31)	—		25,000	4,043	(32)

Stephen Greenberg	2005	403,580		201,790	(33)	11,417	(34)	—	6,923	(32)
Chairman, Former Chief	2004	403,580		223,828	(35)	—		—	4,431	(32)
Executive Officer	2003	303,390		749,859	(36)	—		—	—

(1)	With respect to loans and related party transactions with the Named Executives, please see “Certain Relationships and Related Transactions” below.
(2)	Mr. Alroy started his employment with us as Chief Executive Officer on October 31, 2004.
(3)	Represents a grant of shares of our common stock with a market value on the date of grant of $187,500, which shares were granted in October 2005 pursuant to our stock bonus program.
(4)
Represents a grant of 800,000 shares of restricted stock, with a market value on the date of grant, which was October 31, 2004, of $2,760,000. These restricted shares vest as follows: 266,667 shares on October 31, 2005, 266,667 shares on October 31, 2006, and 266,666 shares on October 31, 2007. If we ever pay a dividend on our common stock, we would also pay a dividend on our restricted stock awards, including this award.

(5)	Includes a car allowance of $5,676 and a reimbursement of $10,000 in relocation expenses during fiscal 2005.
(6)	Mr. Dubroff started his employment with us as Chief Financial Officer on November 20, 2002. Prior to that time, he served as a consultant for us.
(7)	Represents a grant of shares of our common stock with a market value on the date of grant of $68,750, which shares were granted in October 2005 pursuant to our stock bonus program.

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(8)	Represents a grant of restricted shares of our common stock in January 2005 with a market value on the date of grant of $6,800.
(9)	Includes a car allowance of $7,199 and a matching contribution to the Net2Phone 401(k) Plan of $9,000.
(10)	Represents a grant of shares of our common stock with a market value on the date of grant of $76,191, which shares were granted in October 2004 pursuant to our stock bonus program.
(11)	Includes a car allowance of $4,431 and a matching contribution to the Net2Phone 401(k) Plan of $8,231.
(12)	Includes $149,712 in salary and $66,699 in fees paid to Mr. Dubroff’s consulting company, Turnberry Consulting, LLC.
(13)
Represents a grant of shares of our common stock with a market value on the date of grant of $70,312, which shares were granted in January 2004 pursuant to our stock bonus program for a bonus earned during fiscal 2003.

(14)	Represents matching contributions to the Net2Phone 401(k) plan.
(15)
Includes a grant of shares of our common stock with a market value on the date of grant of $57,500, which shares were granted in October 2005 pursuant to our stock bonus program, and a cash bonus of $42,000.

(16)	Includes a car allowance of $7,199 and a matching contribution to the Net2Phone 401(k) Plan of $6,226.
(17)
Includes a cash bonus of $45,000 paid in October 2003 and a grant of shares of our common stock with a market value on the date of grant of $75,905, which shares were issued in October 2004 pursuant to our stock bonus program.

(18)	Includes a car allowance of $4,431 and a matching contribution to the Net2Phone 401(k) Plan of $5,659.
(19)
Includes a cash bonus of $25,500 paid in April 2003 and a grant of shares of our common stock with a market value on the date of grant of $71,431, which shares were issued in January 2004 pursuant to our stock bonus program for a bonus earned during fiscal 2003.

(20)	Includes a grant of shares of our common stock with a market value on the date of grant of $56,250, which shares were granted in October 2005 pursuant to our stock bonus program.
(21)	Represents a grant of restricted shares of our common stock in January 2005 with a market value on the date of grant of $14,450.
(22)	Includes a car allowance of $7,199 and a matching contribution to the Net2Phone 401(k) Plan of $3,482.
(23)	Includes a cash bonus of $40,323 and a grant of shares of our common stock with a market value of $70,046, which shares were granted in October 2004 pursuant to our stock bonus program.
(24)
Represents a grant of 35,515 shares of restricted stock, with a market value based on the closing price of the day prior to grant, which was $6.95. These restricted shares vest as follows: 8,879 shares on February 24, 2004, 8,879 shares on July 31, 2004, 8,879 shares on July 31, 2005 and 8,878 shares on July 31, 2006. If we ever pay a dividend on our common stock, we would also pay a dividend on our restricted stock awards, including this award.

(25)	Includes a car allowance of $4,431 and a matching contribution to the Net2Phone 401(k) Plan of $4,141.
(26)
Includes a cash bonus of $30,000 and a grant of shares of our common stock with a market value of $109,713, which shares were granted in January 2004 pursuant to our stock bonus program for a bonus earned during fiscal 2003.

(27)	Includes a grant of shares of our common stock with a market value on the date of grant of $57,200, which shares were granted in October 2005 pursuant to our stock bonus program.
(28)	Includes a car allowance of $7,199 and a matching contribution to the Net2Phone 401(k) Plan of $9,000.
(29)	Represents a grant of shares of our common stock with a market value of $71,389, which shares were granted in October 2004 pursuant to our stock bonus program.
(30)	Includes a car allowance of $4,431 and a matching contribution to the Net2Phone 401(k) Plan of $5,399.
(31)	Includes a cash bonus of $20,000 and a grant of shares of our common stock with a market value of $63,621, which shares were granted in October 2004 pursuant to our stock bonus program.
(32)	Represents a car allowance.
(33)	Represents a grant of shares of our common stock with a market value of $201,790, which shares were issued in October 2005 pursuant to our stock bonus program.
(34)	Represents a grant of restricted shares of our common stock in January 2005 with a market value of $11,417.
(35)	Represents a grant of shares of our common stock with a market value of $223,828, which shares were issued in October 2004 pursuant to our stock bonus program.

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(36)
Includes a cash bonus of $656,109 paid in October 2003 and a grant of shares of our common stock with a market value of $93,750, which shares were issued in January 2004 pursuant to our stock bonus program for a bonus earned during fiscal 2003.

Options Grants During Fiscal 2005

The following table sets forth certain information with respect to stock options granted to the Named Executives during fiscal 2005. A total of 1,208,500 options were granted to all employees during fiscal 2005.

	Number of securities underlying options		Percent of total options granted to employees in fiscal	Exercise price	Expiration	Potential realizable value at assumed annual rates of stock price appreciation from option term($)(1)
Name	granted		2005(%)	($/sh)	date	5%	10%

Liore Alroy	800,000	(2)	66.2%	3.45	10/31/14	1,736,000	4,440,000
Arthur Dubroff	0		0	0	0	0	0
Jonathan Reich	0		0	0	0	0	0
Michael Pastor	0		0	0	0	0	0
David Lando	0		0	0	0	0	0
Stephen Greenberg	0		0	0	0	0	0

(1)
The dollar amounts in these columns are the result of calculations at the 5% and 10% appreciation rates set by the SEC and are not intended to forecast the actual appreciation, if any, of Net2Phone’s stock price. We did not use an alternate formula to determine potential realizable value because we are not aware of any formula that is able to determine with reasonable accuracy the potential realizable value based on future unknown or volatile factors.

(2)	These options vest as follows: 33% on October 31, 2005, 33% on October 31, 2006, and 33% on October 31, 2007.

Aggregated option exercises in last fiscal year and fiscal year-end option values

The following table describes the value of options exercised in fiscal 2005 and the value of unexercised options held by the Named Executives as of July 31, 2005.

	Number of shares acquired on	Value	Number of securities underlying unexercised options at fiscal year-end	Value of unexercised in-the-money options at fiscal year-end($)(1)
Name	exercise	realized($)	exercisable/unexercisable	exercisable/unexercisable

Liore Alroy	0	0	0/800,000	0
Arthur Dubroff	0	0	145,629/64,371	0
Michael Pastor	0	0	200,000/45,000	0
Jonathan Reich	0	0	639,000/70,000	0
David Lando	0	0	110,000/70,000	0
Stephen Greenberg	0	0	775,000/0	0

(1)
Options are considered “in-the-money” if the fair market value of the underlying securities exceeds the exercise price of the options. The year-end values represent the difference between the fair market value of the common stock subject to the options (the closing price of Net2Phone’s common stock on July 31, 2005, as reported on the Nasdaq National Market, was $1.83 per share) and the exercise price of the options.

Employment, severance and change of control agreements

We have entered into employment agreements with all of our Named Executives. The material terms of these agreements are outlined below.

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Employment Agreements of our Chief Executive Officer and our Former Chief Executive Officer

On October 19, 2004, we entered into an employment agreement with Liore Alroy, our Chief Executive Officer. The agreement became effective October 31, 2004 and has a three-year term, with a base annual salary of $250,000 for each year of the term. The agreement automatically renews for successive one-year periods unless Mr. Alroy or Net2Phone gives written notice to the contrary. Mr. Alroy has the right to a guaranteed annual bonus of one hundred percent of his annual salary, plus the opportunity to earn an additional discretionary bonus each year. Also pursuant to the agreement, we granted Mr. Alroy 800,000 stock options and 800,000 shares of restricted stock pursuant to our 1999 Amended and Restated Stock Option and Incentive Plan. The stock options have a grant price of $3.45, which was the fair market value of our stock on the date of the agreement, and will vest over the three-year term of the agreement, 33% on each anniversary of the effective date of the agreement. Similarly, the restrictions on the sale of the restricted stock will lapse over the three-year term of the agreement, 33% annually beginning October 31, 2005. Mr. Alroy is also entitled to participate in all employee benefit plans and programs and receive a car allowance and other benefits, in each case similar to those we offer to our other executive officers. In addition, Mr. Alroy has received reimbursement of $18,195 in relocation expenses. Mr. Alroy is subject to our standard terms of employment, and a 12-month covenant not to compete after a termination of his employment.

The employment agreement provides for certain severance benefits to Mr. Alroy if, during the term of the agreement, we terminate his employment without “cause” or he terminates his employment for “good reason.” In such event, Mr. Alroy is entitled to receive his then current base salary and guaranteed and discretionary annual bonuses for a period of two years following termination, payable in accordance with our regular payroll and bonus payment dates. In addition, he is entitled to (1) a lump-sum cash payment equal to the sum of his earned but unpaid base salary through the date of termination, any earned but unpaid annual bonus and any unreimbursed business expenses or other amounts due, (2) a lump-sum cash payment equal to a pro rata portion of his annual bonus for any partial year of service through the date of termination and (3) medical, dental, disability, life insurance and other fringe benefits for the two-year period following the date of termination. In addition, all of Mr. Alroy’s then unvested options, restricted stock awards or other equity awards will immediately vest and become exercisable and the expiration date of such options will be extended until the second anniversary date of the date of termination.

In the event of a termination of Mr. Alroy’s employment agreement by us for “cause” or by Mr. Alroy without “good reason,” Mr. Alroy is entitled to receive the salary, bonus and equity rights, and reimbursement of unpaid business expenses, that have accrued up to the date of termination.

On August 1, 2003, we entered into an employment agreement with Stephen Greenberg, our former Chief Executive Officer and current Chairman of our Board of Directors. Mr. Greenberg’s employment agreement has a three-year term, and will automatically be renewed for successive one-year terms unless terminated by us or Mr. Greenberg. His agreement provides for an annual salary, minimum annual bonus, stock option grants and awards of restricted stock as outlined below. Mr. Greenberg’s employment agreement provides severance benefits to Mr. Greenberg if, during the term of the agreement, we terminate him without “cause” or he terminates his employment for “good reason.” Mr. Greenberg’s employment agreement provides that in such event Mr. Greenberg is entitled to receive his then current base salary and annual bonus for a period of two years following termination, payable in accordance with our regular payroll and bonus payment dates. In addition to the foregoing, Mr. Greenberg’s employment agreement provides that in the event he is terminated without “cause” or he terminates for “good reason,” he is entitled to (1) a lump-sum cash payment equal to the sum of his earned but unpaid base salary through the date of termination, any earned but unpaid annual bonus for any completed calendar year and any unreimbursed business expenses or other amounts due, (2) a lump-sum cash payment equal to a pro rata portion of his annual bonus for any partial calendar year of service through the date of termination and (3) medical, dental, disability, life insurance and other fringe benefits for the two-year period following the date of termination.

Finally, in the event of a termination of Mr. Greenberg’s employment agreement by us other than for “cause” or by the employee for “good reason,” all of his then unvested options will immediately vest and the expiration date of such options will be extended. The expiration date of Mr. Greenberg’s options is to be extended until two years from the date of his termination.

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Mr. Greenberg’s previous employment agreement dated July 31, 2000, provided that, to help defray the tax expense of the 50,000 shares of restricted stock granted to Mr. Greenberg pursuant to the agreement, we would loan Mr. Greenberg an amount necessary to pay such taxes. We granted Mr. Greenberg a loan for $600,000, with a term of three years and an interest rate equal to the Short-Term Applicable Federal Rate. Mr. Greenberg repaid this loan, with interest, in October 2003. The Compensation Committee awarded Mr. Greenberg a bonus of $656,000 in October 2003.

In April 2002, we loaned the sum of $3.6 million to Mr. Greenberg. For more information about this loan, see “Certain Relationships and Related Transactions — Officer Loans” below.

Employment Agreements with Jonathan Reich, Michael Pastor, Arthur Dubroff and David Lando

On August 1, 2002, we entered into an employment agreement with Jonathan Reich, the Chief Executive Officer of Net2Phone Global Services. On November 20, 2002, we entered into an employment agreement with Arthur Dubroff, and on August 1, 2003 we entered into an employment agreement with each of David Lando and Michael Pastor. Each of these employment agreements has a three-year term, and will automatically be renewed for successive one-year terms unless terminated by either party.

The employment agreements of Messrs. Reich, Dubroff, Pastor and Lando each provide certain severance benefits to such employees if, during the term of the agreement, we terminate them without “cause” or the employee terminates his employment for “good reason.” The employment agreements of Dr. Lando and Mr. Pastor provide that in such event the employee is entitled to receive his then current base salary and annual bonus for a period equal to the greater of one year following termination or the remaining term of the agreement, payable in accordance with our regular payroll and bonus payment dates. Messrs. Reich and Dubroff’s employment agreements are consistent with Dr. Lando’s and Mr. Pastor’s in this respect, except that, if such termination follows a change in control, Messrs. Reich and Dubroff’s employment agreements provide that base salary and bonus payments will be made for two years following termination.

In addition to the foregoing, each of Messrs. Reich, Dubroff, Pastor and Lando’s employment agreements provide that in the event the employee is terminated without “cause” or the employee terminates for “good reason,” he is entitled to (1) a lump-sum cash payment equal to the sum of his earned but unpaid base salary through the date of termination, any earned but unpaid annual bonus for any completed calendar year and any unreimbursed business expenses or other amounts due, (2) a lump-sum cash payment equal to a pro rata portion of his annual bonus for any partial calendar year of service through the date of termination and (3) medical, dental, disability, life insurance and other fringe benefits for the two-year period following the date of termination.

Finally, in the event of a termination of the employment agreements of Messrs. Reich, Dubroff, Pastor or Lando by us other than for “cause” or by the employee for “good reason,” all of the employee’s then unvested options will immediately vest and the expiration date of such options will be extended until the tenth anniversary of their grant date.

The material financial terms of these employment agreements for fiscal 2005 are set forth below:

Executive	Base salary(1)	Minimum annual bonus	Stock option grant(2)		Restricted stock award(2)

Liore Alroy(3)	$250,000	100% of Base Salary	800,000	(4)	800,000	(4)
Stephen M. Greenberg	$403,580	50% of Base Salary	—		—
Jonathan Reich	$230,000	25% of Base Salary	—		—
Michael Pastor	$225,000	25% of Base Salary	—		—
Arthur Dubroff	$275,000	25% of Base Salary	—		—
David Lando	$220,000	25% of Base Salary	—		—

(1)	Each executive’s base salary is reviewed at least annually for consideration of merit-based increases.
(2)	Includes only those grants that occurred in fiscal 2005.
(3)	Mr. Alroy became our Chief Executive Officer on October 31, 2004, and therefore received a pro rata portion of his base salary and bonus for fiscal 2005.

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(4)
The stock options have a grant price equal to $3.45, which was the fair market value of our stock on the date of Mr. Alroy’s employment agreement, and will vest over the three-year term of the agreement, 33% on each anniversary of the effective date of the agreement. Similarly, the restrictions on the sale of the restricted stock will lapse over the three-year term of the agreement, 33% annually beginning October 31, 2005.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, each a Reporting Person, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, we believe that during our preceding fiscal year all Section 16(a) filing requirements applicable to our Reporting Persons were complied with except with respect to Glenn Williams, for whom a Form 4 was inadvertently filed late regarding our cancellation of 3,500 restricted shares in October 2004 we required to cover tax withholding obligations.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following report shall not be deemed to be soliciting material or filed or incorporated by reference into any filing of Net2Phone under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether filed before or after the date hereof and regardless of any general incorporation language in any such filing, except to the extent we specifically incorporate this report by reference therein.

The Compensation Committee of the Board of Directors comprised of non-employee, independent directors, has furnished the following report on executive compensation for fiscal 2005.

Net2Phone, Inc. Report of Compensation Committee

What is Net2Phone’s philosophy of executive officer compensation?

The compensation program for executive officers of the Company is based upon three key elements:

•	base salary,

•	annual bonus, and

•	equity grants consisting of stock options and restricted stock awards.

The Compensation Committee believes that this three-pronged approach best serves the interests of the Company and its stockholders by enabling the Company to attract and retain qualified executives in the competitive market environment in which the Company does business and, further, provides a compensation framework that advances both the short- and long-term interests of the Company and its stockholders.

Each element of the executive compensation program has a somewhat different purpose. The base salary component is designed to attract, motivate and retain highly qualified executives by compensating them for their performance. The annual bonus component is designed to reward executives for individual and Company performance. The equity grant component is designed to provide long-term incentives for executives to perform. The Committee believes that this mix of short- and long-term compensation components provides a balanced approach that enables the Company to attract and retain qualified executives, rewards such executives for their individual and collective contribution to the success of the Company, and ensures that the incentives of the executives are aligned with the best interests of its stockholders.

The fiscal year 2005 compensation for executives of the Company, including the Chief Executive Officer, was based upon this compensation framework, taking into account the terms of the executive’s employment agreement with the Company, if any, the level of responsibility, performance, current salary, prior bonuses and other compensation awards, if any, in addition to the market for executive talent, the Company’s overall performance, and the Company’s future objectives and challenges.

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How do we determine base salary?

Base salaries are initially set when an executive joins the Company or is promoted from within the Company based upon the executive’s position and responsibilities to the Company. Base salaries are designed to attract and retain highly qualified executives taking into account the executive’s performance during the past year, future responsibilities, and market conditions for qualified executives. Many of our executive officers have base salaries that are set forth in their employment agreements with the Company. The Committee generally considers salary increases for these executives, as well as the Company as a whole, at the end of each fiscal year based in part on the Company’s overall performance, as well as market conditions. For fiscal 2006, in an effort to reduce Company expenses, most of the Company’s top earners did not receive an increase in base salary over their fiscal 2005 base salaries; while the general employee population received modest increases.

How are annual bonuses determined?

Bonuses are typically based upon the executive’s performance and the overall performance of the Company during a given year, and the terms of the executive’s employment agreement, if any. This year the Compensation Committee elected to pay fiscal 2005 executive bonuses in the form of stock, and not in cash, in most cases. The Company issued these stock grants in October 2005, during a period when certain of these executives were not permitted to trade in Company stock because of the possibility of access to material, non-public information relating to the proposed tender offer by IDT Corporation. Therefore, the Committee elected to reimburse these executives, and other non-executive employees that were also not permitted to trade during this period, if and to the extent the value of their bonus shares declines from the date of grant until such time as the shares become freely tradeable. These stock grants were awarded under the 1999 Amended and Restated Stock Option and Incentive Plan (the “Plan”). The Compensation Committee administers the Plan. The Committee may elect to pay some or all of future bonuses in stock.

How is compensation used to focus management on long-term value creation?

The Committee also awards stock options and restricted stock under the Plan to provide employees with long-term incentives by giving them an opportunity to obtain equity stakes in the Company. Stock options and restricted stock awards under the Plan typically vest over a period of three or four years and are designed to increase the reward to employees as the value of the stock of the Company rises.

Further, the Plan is designed to retain employees in that the ability of an employee to exercise options previously granted and vested is conditioned upon continued employment with the Company or its affiliated entities as provided for in the Plan. Unexercised options and restricted shares that have not yet vested are typically forfeited if the employee leaves the Company or its affiliated entities prior to the time such options vest or, if vested upon termination, if the employee fails to exercise such options prior to the end of a stated period of time following termination.

In making option and restricted stock grants, the Compensation Committee or Board considers the employee’s position, performance and responsibilities to the Company, his or her role in helping the Company achieve its goals, previous grants made to the employee and other employees of the Company and, from time to time, considers grants made to employees of other companies in the markets in which the Company competes for qualified employees.

Do executives receive any other benefits?

Executives are eligible to participate in the various Company benefit plans generally available to all employees of the Company, including medical, life and disability insurance plans and a 401(k) plan. In addition, executives receive a monthly car allowance.

How is Net2Phone’s Chief Executive Officer compensated?

Our Chief Executive Officer’s compensation for the fiscal year ended July 31, 2005 was largely based upon the terms of his employment agreement with the Company, which includes a base salary of $250,000

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and a bonus of no less than 100% of his base salary. Mr. Alroy received a stock bonus for fiscal 2005 in the amount of $187,500, which is a prorated amount based upon his October 31, 2004 start date with the Company. He also received 800,000 shares of restricted stock and 800,000 stock options under the terms of his employment agreement, of which the restriction on transfer of 266,667 shares of stock lapsed and 266,667 stock options vested in October 2005.

How is Net2Phone addressing Internal Revenue Code limits on deductibility of compensation?

Section 162(m) of the Internal Revenue Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any “covered employee” in any taxable year beginning after December 31, 1993. The term “covered employee” for this purpose is defined generally as the chief executive officer and the four other highest-paid employees of the corporation. In calendar 2004, Net2Phone did not pay compensation to any executive that exceeded the $1,000,000 limit established in Section 162(m). The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Committee’s control also can affect deductibility of compensation. For these and other reasons, the Committee does not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Code. The Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its shareholders.

Jesse P. King James R. Mellor Michael J. Weiss, M.D., Ph.D. Marc J. Oppenheimer

As Members of the Compensation Committee

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REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Net2Phone’s audited financial statements for the year ended July 31, 2005. This report shall not be deemed to be soliciting material or filed or incorporated by reference into any filing of Net2Phone under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether filed before or after the date hereof and regardless of any general incorporation language in any such filing, except to the extent we specifically incorporate this report by reference therein.

In the performance of our oversight function, we reviewed and discussed with management the audited financial statements of Net2Phone for the fiscal year ended July 31, 2005. Also, we reviewed with representatives of Ernst & Young LLP, who are responsible for expressing opinions on (i) the conformity of Net2Phone’s audited financial statements with U.S. generally accepted accounting principles, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting, their judgments as to the quality and acceptability of the accounting principles applied by Net2Phone and any other matters that we are required to discuss under the standards of the Public Company Accounting Oversight Board (United States). In addition, we have discussed with representatives of Ernst & Young LLP matters required to be discussed by Statement on Auditing Standards No. 61 pertaining to communications with Audit Committees. We have also received and reviewed the written disclosures from Ernst & Young LLP required by Independence Standards Board Standard No. 1 and have discussed with representatives of Ernst & Young LLP matters relating to their independence, including the fees for non-audit services provided by Ernst & Young LLP.

We discussed with representatives of Ernst & Young LLP the overall scope and plans of their audits. We met with representatives of Ernst & Young LLP, as Net2Phone’s independent registered public accounting firm, with and without management present, to discuss results of their examinations, their evaluations of Net2Phone’s internal controls over financial reporting, and the overall quality of Net2Phone’s financial reporting.

Based on the reviews and discussions referred to above, we recommended to the Board, and the Board has approved, that Net2Phone’s audited consolidated financial statements be included in their Annual Report on Form 10-K for the fiscal year ended July 31, 2005, for filing with the SEC.

Marc J. Oppenheimer James R. Mellor Jesse P. King

As Members of the Audit Committee

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STOCK PRICE PERFORMANCE GRAPH

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of:

•	our common stock,

•	the Standard & Poor’s Small Cap 600 Stock Index, and

•	the Nasdaq Telecommunications Index,

from July 31, 2000 through July 31, 2005 (the end of our fiscal year).

The graph assumes that $100 was invested on July 31, 2000 in our common stock and in each of the comparison indices, and assumes that all dividends paid were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG NET2PHONE, INC., THE S&P SMALLCAP 600 INDEX AND THE NASDAQ TELECOMMUNICATIONS INDEX

*$100 invested on 7/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending July 31.

Copy © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

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INFORMATION REGARDING BENEFICIAL OWNERSHIP OF OUR PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table contains information about the beneficial ownership of our capital stock as of November 1, 2005 for:

•	each of our directors;

•	each of our named executive officers;

•	all directors and executive officers as a group; and

•	each stockholder known by us to own beneficially more than 5% of any class of our common stock.

Our capital stock consists of our common stock, which entitles the holder to one vote per share and our Class A Common Stock, which entitles the holder to two votes per share. The percentage of ownership beneficially owned in the following table is based on 78,529,679 shares of capital stock outstanding on November 1, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of capital stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are exercisable as of November 1, 2005 or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Except as noted below, the address of each person listed on the table is c/o Net2Phone, Inc., 520 Broad Street, Newark, New Jersey 07102.

Holders	Number of shares beneficially owned		Percentage beneficially owned(1)	Percentage voting power(2)

IDT Corporation (3)(4)	31,670,548		40.33%	56.37%
520 Broad Street Newark, New Jersey 07102
Howard S. Jonas (3)(4)(5)	31,670,548		40.33%	56.37%
c/o IDT Corporation 520 Broad Street Newark, New Jersey 07102
James A. Courter (3)(4)(6)	31,751,852		40.40%	56.45%
c/o IDT Corporation 520 Broad Street Newark, New Jersey 07102
Strong Capital Management, Inc.(7)	2,980,585		3.80%	2.77%
100 Heritage Reserve Menomonee Falls, WI 53051
Liore Alroy (8)	976,533		1.24%	*
Stephen M. Greenberg (9)	960,140		1.21%	*
Jonathan Reich (10)	733,054		*	*
Michael Pastor (11)	241,562		*	*
Arthur Dubroff (12)	229,721		*	*
David Lando (13)	150,368		*	*
James R. Mellor (14)	75,000		*	*
Harry C. McPherson, Jr. (15)	69,000		*	*
Michael J. Weiss (16)	46,500		*	*
Jesse P. King (17)	45,000		*	*
Marc J. Oppenheimer (18)	25,000		*	*
Executive Officers and Directors as a group (15 persons)	38,328,351	(19)	47.19%	62.57%

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*	Less than one percent.
(1)	All ownership percentage calculations assume that all shares of Class A Common Stock have been converted into shares of common stock.
(2)
All voting power percentage calculations are made assuming that no shares of Class A Common Stock have been converted into shares of common stock. Each share of Class A Common Stock has two votes per share, and each share of common stock has one vote per share.

(3)
We have relied, without further investigation, on information filed by the reporting person with the Securities and Exchange Commission under the Securities Exchange Act of 1934. We make no representation as to the accuracy or completeness of the information reported.

(4)
Based on a Schedule 13D/A filed on March 8, 2005 by IDT Corporation and affiliated persons and entities and additional information provided by IDT Corporation: IT Stock, LLC has sole voting and dispositive power over 18,900,000 shares of Class A common stock; NTOP Holdings L.L.C. has sole voting and dispositive power over 9,996,750 shares of Class A common Stock and shared voting and dispositive power over 18,900,000 shares of Class A common stock; IDT Domestic-Union, LLC, IDT Investments Inc., IDT LMC-N2P Acquisition I, Inc., IDT LMC-N2P Acquisition II, Inc., IDT Domestic Telecom, Inc. and IDT Telecom, Inc. each have sole voting power and shared dispositive power over 28,896,750 shares of Class A common stock; IDT LMC-N2P Acquisition III, Inc. has sole voting dispositive power over 1,250,000 shares of common stock and IDT Corporation and Howard S. Jonas each have sole voting power and shared dispositive power with respect to 28,896,750 shares of Class A common stock and 2,773,798 shares of common stock.

(5)
Howard S. Jonas, our Vice Chairman of the Board, is also Chairman of the Board of IDT Corporation, Chairman of IDT Telecom, Inc., a director of IDT Domestic Telecom, Inc. and controls over 50% of the voting power of IDT Corporation. As a result, Mr. Jonas may be deemed to be the beneficial owner of the shares of our capital stock beneficially owned by IDT Corporation and its affiliated entities.

(6)
James A. Courter, one of our directors, is Vice Chairman of the Board and Chief Executive Officer of IDT Corporation. As a result, Mr. Courter may be deemed to be the beneficial owner of the shares of our capital stock beneficially owned by IDT Corporation and its affiliated entities. Mr. Courter also owns 26,584 shares held of record and 54,720 shares issuable upon exercise of presently exercisable stock options.

(7)
Based on a Schedule 13G/A filed by Strong Capital Management, Inc., Strong Capital Management has sole voting and dispositive power with respect to 2,980,585 shares of common stock. Without giving effect to any conversions of the Class A Common Stock, Strong Capital Management’s shares constitute 6.01% of the beneficial ownership and voting power of the common stock.

(8)	Includes 266,667 shares that may be acquired currently or within 60 days through the exercise of stock options and 709,866 shares of common stock beneficially owned by Mr. Alroy.
(9)	Includes 775,000 shares that may be acquired currently or within 60 days through the exercise of stock options and 185,140 shares of common stock beneficially owned by Mr. Greenberg.
(10)
Includes 674,000 shares issuable upon exercise of presently exercisable stock options, 4,453 vested shares of common stock held in Net2Phone’s 401(k) plan, 31,201 shares of common stock beneficially owned by Mr. Reich and 23,400 shares held by 1999 Reich Trust, with Mr. Reich as trustee.

(11)
Includes 200,000 shares issuable upon exercise of presently exercisable stock options, 2,255 vested shares of common stock held in Net2Phone’s 401(k) plan, and 39,307 shares of common stock beneficially owned by Mr. Pastor.

(12)
Includes 172,500 shares issuable upon exercise of presently exercisable stock options, 6,056 vested shares of common stock held in Net2Phone’s 401(k) plan, and 51,165 shares of common stock beneficially owned by Mr. Dubroff.

(13)	Includes 145,000 shares issuable upon exercise of presently exercisable stock options and 5,368 vested shares of common stock held in Net2Phone’s 401(k) plan.
(14)	Includes 70,000 shares issuable upon exercise of presently exercisable stock options and 5,000 shares of common stock beneficially owned by Mr. Mellor.

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(15)
Includes 61,000 shares issuable upon exercise of presently exercisable stock options, 5,000 shares of common stock beneficially owned by Mr. McPherson and 3,000 shares issuable upon exercise of presently exercisable stock options held by Mr. McPherson’s son, who resides in the same household as Mr. McPherson.

(16)	Includes 40,000 shares issuable upon exercise of presently exercisable stock options, 5,000 shares of common stock beneficially owned by Dr. Weiss and 1,500 shares held by Dr. Weiss’ spouse.
(17)	Includes 40,000 shares issuable upon exercise of presently exercisable stock options, and 5,000 shares of common stock beneficially owned by Mr. King.
(18)	Includes 20,000 shares issuable upon exercise of presently exercisable stock options, and 5,000 shares of common stock beneficially owned by Mr. Oppenheimer.
(19)
Includes 28,896,750 shares of Class A Common Stock held by IDT Corporation and its affiliated entities and 2,773,798 shares of common stock held by IDT Corporation which may be deemed to be beneficially owned by Messrs. Jonas and Courter. Also includes an aggregate of 2,693,487 shares of common stock that may be acquired currently or within 60 days through the exercise of stock options, 1,171,699 shares of common stock beneficially owned and 18,819 vested shares of common stock held in Net2Phone’s 401(k) Plan.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our controlling stockholder is IDT Corporation, a global telecommunications, entertainment and technology company. As of November 1, 2005, IDT held an aggregate of 40.3 percent of our outstanding capital stock and 56.4 percent of our aggregate voting power. We have also entered into a Memorandum of Understanding with IDT, described in more detail below, which calls for us to issue an additional 6.9 million shares of Class A common stock to IDT upon entering into a definitive telecommunications services agreement with IDT. If these 6.9 million shares were issued, IDT would have controlled 61.3 percent of our aggregate voting power based on our outstanding stock on November 1, 2005.

On November 10, 2005, IDT made an unsolicited tender offer for all of the outstanding shares of our common stock that IDT and its affiliates do not currently own for $2.00 per share in cash, without interest. IDT set an expiration date for the tender offer of December 12, 2005, but may decide to extend the offer. IDT has publicly announced that if it completes the tender offer, which is subject to a number of conditions, it intends to effect a merger of Net2Phone with a subsidiary of IDT, in which all remaining public holders of Net2Phone common stock would receive the same consideration for their shares as that received by the Net2Phone stockholders who tendered their shares in the offer. We do not know whether the offer or the merger will be completed or, if they are completed, when they will be completed.

Our Board of Director and Executive Officer Relationships with IDT

The Vice Chairman of our Board of Directors, Howard Jonas, is also the Chairman of IDT’s Board of Directors. One of our directors, James Courter, serves as a director and the Chief Executive Officer of IDT. Stephen Greenberg, the Chairman of our Board, has received and may continue to receive compensation from IDT for services solely performed for IDT as permitted by his employment agreement with us. Mr. Greenberg received compensation of approximately $200,000 from IDT for these services in fiscal 2005. In addition, our Chief Executive Officer, Liore Alroy, whose appointment was promoted by IDT, is also a member of our Board and was previously a senior vice president of IDT. As part of negotiations between IDT, Net2Phone and Mr. Alroy regarding Mr. Alroy leaving his position with IDT to accept the position of Chief Executive Officer of Net2Phone in October of 2004, IDT agreed to reimburse Mr. Alroy for travel expenses related to his travel to and from his home in Israel during the period when he was relocating his family to the U.S., expected to be about one year from October 2004. During fiscal 2005, IDT reimbursed Mr. Alroy approximately $57,000 for these travel expenses. In addition, Mr. Alroy holds IDT stock options and restricted shares that he received during his employment with IDT that will continue to vest or lapse, as the case may be, while he is an employee of Net2Phone.

Our Business Relationships with IDT

In addition to the above, we maintain a number of business relationships with IDT and its affiliates and depend on our relationship with IDT for several aspects of our business.

•	In fiscal 2005, IDT was our largest carrier customer, representing, together with its affiliates, 51.3 percent of our carrier revenue and 7.6 percent of our total revenue.

•	In fiscal 2005, we provided carrier services to IDT of $6.0 million and purchased wholesale carrier services from IDT of $3.7 million.

•
Our corporate headquarters are located in the same building as IDT in Newark, New Jersey, and we lease these offices from IDT. In addition, we lease rack space for our equipment from IDT in Halsey, New Jersey and London, England. IDT charged us $1.8 million in facilities lease fees in fiscal 2005 related to these leases.

•
IDT’s treasury function provides investment management services relating to our portfolio of marketable securities. These services are provided in accordance with investment policy guidelines approved by the Audit Committee of our Board of Directors. On occasion, IDT is a counterparty to our purchase or sale of investment securities. During fiscal 2005, no securities purchases or sales were settled through IDT.

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•	On occasion, to save money, we have aggregated the purchase of long distance minutes and other services with IDT.

•
We outsource some of our administrative and support functions to IDT. These administrative functions include, but are not limited to, tax compliance services, legal services, payroll services and internal audit support services. In most cases, fees for services are negotiated on a cost recovery basis. We are party to a Tax Services Agreement pursuant to which we pay IDT $10,000 a month for tax services, and to an Internal Audit Agreement pursuant to which we pay IDT on a cost recovery basis. On March 30, 2005, we signed an engagement letter with Outside Counsel Solutions, Inc., which is affiliated with IDT, pursuant to which we have the right to retain legal counsel on an hourly basis from time to time to supplement the resources in our internal legal department as we deem appropriate. In January 2003, we entered into an Intellectual Property Legal Services Agreement pursuant to which IDT charged us $25,000 per month for intellectual property services, including patent and trademark prosecution. On April 4, 2005, we terminated this agreement and are either performing internally, or retaining outside counsel or other advisors to provide, the intellectual property services formerly provided by IDT. During fiscal 2005, we incurred fees totaling $0.7 million for all such services. We are currently negotiating other service agreements with IDT for the services they are providing that have not been formalized in written agreements. The costs for such services are included in the total charges noted.

•
On occasion, we provide administrative, technical development and support services to IDT based on the need for such services. During fiscal 2005, we charged IDT reimbursement fees for project support services totalling $0.7 million.

•	We occasionally use the same service providers. For example, Ernst & Young LLP provides auditing and accounting services for IDT and for us.

Telecommunications Services Memorandum of Understanding with IDT

On October 29, 2003, we entered into a binding memorandum of understanding (“MOU”) with IDT, which requires us to issue 6.9 million shares of Class A common stock to IDT at the time we execute definitive telecommunications services and related agreements with IDT. No definitive agreements have been executed as of November 1, 2005.

The MOU requires IDT to provide us, directly or through its subsidiaries, with local and inter-exchange network access, termination, origination and other related services, including sales and marketing assistance and an agreement by IDT not to compete in the cable and broadband telephony market. IDT is a competitive local exchange carrier and an inter-exchange carrier and its network includes switching facilities in several U.S. cities and additional points of presence in various countries, allowing us to co-locate our equipment and interconnect to IDT’s network at those points.

Once issued, the 6.9 million shares will be held in escrow to secure IDT’s performance obligations under the agreements and are to be released to IDT in equal annual installments over the five year term of the MOU, which began October 29, 2003, with the first release to occur when definitive agreements are signed. During the second quarter of fiscal 2004, IDT started providing us with services and benefits under the terms of the MOU. Pursuant to the terms of the MOU, IDT has provided certain services to us at IDT’s cost plus 5 percent, which we record to our direct cost of revenue. IDT charged us $0.2 million for such services in fiscal 2005. We maintain a close working relationship with IDT, and, as discussed above, we do business with them on a variety of levels. The fact that we have not completed definitive agreements has not prevented us from working together pursuant to the terms of the MOU nor has it prevented IDT from supporting our cable telephony service offerings while we negotiate definitive agreements. While the MOU identifies the scope of services to be provided and the consideration and methodology for paying for such services, we cannot finalize the definitive agreements until our business units and technical teams further develop the details of the services to be provided by IDT. The issuance of the 6.9 million shares is subject to variable accounting treatment until the shares are released from escrow.

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Although we intend to use IDT as one of our primary providers for telecommunications services related to offering cable telephony, we have sole discretion to use other telecommunications services providers. We have used and may continue to use other providers in cases where they offer more competitive rates, in situations where IDT is not able to deliver the services we require or for other reasons as we deem strategically, operationally or financially appropriate.

Our agreement with Union Telecard Alliance

During the second quarter of fiscal 2004, we executed an agreement with Union Telecard Alliance, LLC (“UTA”), a subsidiary of IDT, which ended UTA’s distribution of our disposable calling cards effective December 31, 2003, and provided for an orderly wind- down over a two-year period of our disposable calling card business. This resulted in exit costs of $0.4 million to compensate UTA for estimated obligations associated with our disposable calling cards then in the marketplace. These exit costs were recorded in restructuring, severance, impairment and other items during the second quarter of fiscal 2004. Pursuant to the terms of our agreement with UTA, the parties will settle the aforementioned obligations over a two-year period ending December 31, 2005, through monthly reconciliations of on- going wind down activities, with final settlement to be completed by February 15, 2006. Consequently, no sales of disposable calling cards to IDT affiliates were recorded during fiscal 2005, sales of such cards to IDT affiliates in fiscal 2004 were nominal, and sales of such cards to IDT affiliates in fiscal 2003 amounted to $6.4 million.

Facility leases

We have entered into a sublease for the use of our Newark headquarters with IDT. The Newark sublease expires on May 31, 2010. The current monthly rent is $105,320. We also lease rack space from IDT in their facilities at another location in Newark, New Jersey and in London, England. These rack space leases are month-to-month and the current monthly rent for the Newark lease is $40,950 and for the London lease is $2,721. We have also entered into a co-location agreement with IDT for our Piscataway facility, which is leased by IDT from a corporation owned and controlled by Howard Jonas. The Piscataway sublease expires September 4, 2006, and the current monthly rent is $18,450. During a portion of fiscal 2005, we leased space in Hackensack, New Jersey from a company affiliated with Howard Jonas. Monthly rent was $2,300 for this lease until it was terminated in March 2005.

Officer loans

In April 2002, we loaned Stephen Greenberg, who was then our Vice Chairman and Chief Executive Officer and is now our Chairman, the sum of $3.6 million. The loan bore interest at the short-term applicable federal rate under code section 1274(d) and principal and interest were due on April 9, 2005 (“Maturity Date”). The loan was non-recourse to Mr. Greenberg and was secured by options to purchase 300,000 shares, which carried a strike price of $5.08, of our common stock granted to Mr. Greenberg in April 2002. The loan principal and accrued interest was not repaid on the Maturity Date and, pursuant to the terms of the loan agreement, Mr. Greenberg returned the 300,000 options to us for cancellation. Due to the non-recourse nature of the loan, we recorded compensation expense for the $3.6 million principal amount of the note over its three-year maturity period. We recorded compensation expense relating to this loan of $0.8 million, $1.2 million and $1.2 million, respectively, during fiscal 2005, 2004 and 2003. During fiscal 2005 we wrote-off $0.3 million of interest that had accrued on the loan and was forgiven.

Pursuant to Mr. Greenberg’s employment agreement, in July 2000 we loaned him the sum of $600,000. The entire principal and interest (computed at the Short Term Applicable Federal Rate) of $656,000 was repaid in October 2003.

In January 2002, Ilan Slasky resigned as our Chief Financial Officer. Pursuant to an agreement between Mr. Slasky and us, Mr. Slasky waived various rights under his employment agreement, entered into a two year restrictive non-compete covenant and agreed to provide consulting services for a four-year period all in exchange for settlement of various loans with us and the guarantee of continued benefits for a similar period. The aggregate principal sum of Mr. Slasky’s borrowings from Net2Phone was $1.5 million. Net2Phone agreed to forgive the loans in four equal installments upon the completion of each of the four years of his

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consulting arrangement. In connection with the termination of his employment, Mr. Slasky sold 500 shares of ADIR stock to IDT Corporation. IDT then transferred the ADIR shares to us for 273,798 shares of Net2Phone common stock valued at $1.4 million or $5.20 per share, the closing price of the stock on January 24, 2002. Under certain circumstances, Net2Phone is required to guarantee to IDT that the shares still owned by it on January 31, 2007 will have a market value of at least $5.20 per share on that date.

Transactions with Directors

We secure insurance coverage from several insurance brokers. In fiscal 2005, some of the policies were arranged through a company affiliated with Jonathan Mason, the husband of Joyce J. Mason, the Senior Vice President, General Counsel, Secretary and a director of IDT Corporation and a director of Net2Phone until October 2004 (and the sister of Howard S. Jonas, our Vice Chairman), and Irwin Jonas, the father of Joyce J. Mason and Howard S. Jonas. The aggregate premiums paid by us with respect to the policies in fiscal 2005 was $1,425,705. These premiums were paid to third parties that in turn shared commissions with respect to these premiums with the affiliated company. All of our insurance coverage is reviewed by an outside independent insurance consultant to ensure that these insurance policies are both necessary and reasonable.

We incurred obligations for food related expenses during fiscal 2005 of $65,041 to a food service provider owned by Samuel Jonas, the son of Howard S. Jonas, that operates a cafeteria in the building where we maintain our headquarters. This business was sold to an unrelated third party at the end of fiscal 2005.

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STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder proposals for our 2006 Annual Meeting of Stockholders must be received at our principal executive offices by July 24, 2006, to be considered for inclusion in our proxy materials relating to such meeting.

Stockholders may nominate directors or bring other business before the stockholders at the 2006 Annual Meeting by notifying our Secretary in writing at our principal executive offices not later than October 7, 2006. Please note that this relates only to matters you wish to bring before your fellow stockholders at our annual meeting. This is separate from the Securities and Exchange Commission’s requirements to have your proposal included in our proxy statement.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with applicable requirements.

SELECTION OF DIRECTORS

As a “controlled company” as defined in the Nasdaq Marketplace Rules, we are not required to establish a nominating committee. The Board does not delegate the responsibility of nominating potential new directors to a separate nominating committee because it believes that all directors serving on the Board should be involved in this process. The Board will consider stockholder recommendations for candidates for the Board. All such nominations should be sent to Net2Phone, Inc., Corporate Secretary, 520 Broad St., Newark, NJ 07102, and made in accordance with any procedures that may be set forth on the Investor Relations portion of our web site, www.net2phone.com, in the future. The Board also considers candidates recommended by current directors, company officers, employees and others. While the Board of Directors has not, as of the date of this proxy statement, adopted formal procedures for considering stockholder recommendations, we expect candidates to have (1) high standards of ethics and integrity, and good judgment, (2) a background that reflects broad business experience and credentials, preferably experience serving as a board member for one or more other public companies and (3) a familiarity with good corporate governance practices. The candidate’s qualifications must indicate that he or she will be able to make significant and immediate contributions to the Board’s discussions and decisions and be able to devote sufficient time and energy to the performance of the duties of a director. The Board’s review of a candidate is typically based on written materials provided with respect to the potential candidate, personal references and interviews. In fiscal 2005, the Board did not pay a fee to any third party to identify candidates.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

NET2PHONE, INC.

/s/ Glenn J. Williams
Glenn J. Williams Executive Vice President of Business and Legal Affairs, General Counsel and Secretary

November 17, 2005

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Appendix A

NET2PHONE, INC.
AUDIT COMMITTEE CHARTER

Membership

The Audit Committee of Net2Phone, Inc. (the “Company”) shall have at least three members, comprised solely of directors who (1) meet the independence standards for audit committee members set forth in the rules of the National Association of Securities Dealers, Inc., (“NASD”) (2) have not participated in the preparation of the financial statements of the Company or any affiliate at any time during the past three years and (3) are able to read and understand fundamental financial statements.

At least one member of the Audit Committee shall in the judgment of the board of directors be an “Audit Committee Financial Expert” in accordance with the rules and regulations of the Securities and Exchange Commission, the NASD and Section 407 of the Sarbanes-Oxley Act. Any Committee member who has been designated as an Audit Committee Financial Expert shall not, as a result of such designation, have any responsibilities, duties, obligations or liabilities supplemental to those such member already has undertaken as a member of the Committee. Likewise, the presence of a designated Audit Committee Financial Expert on the Committee does not otherwise affect the responsibilities, duties, obligations or liabilities of any other member of the Committee. Furthermore, the designation of any member as an Audit Committee Financial Expert shall not make such person an expert for any purpose, including without limitation under Section 11 of the Securities Act or under applicable fiduciary laws. The designation by the Board of any person as an Audit Committee Financial Expert is solely disclosure-based and made for purposes of complying with Section 407 of the Sarbanes-Oxley Act.

The Board shall designate one of the members as Chairman of the Committee, and the Secretary of the Company shall keep a separate book of minutes of the Audit Committee’s proceedings and actions.

Purpose

The Audit Committee shall represent and assist the Board of Directors with the oversight of: (a) the integrity of the Company’s financial statements and internal controls, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence and (d) the performance of the Company’s internal audit function and the independent auditor. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct general investigations or to assure compliance with laws and regulations and the Company’s compliance policies.

Responsibilities

The Audit Committee shall have the following responsibilities:

1.
Appoint and retain or replace the independent auditor (subject, if applicable, to stockholder ratification), and approve all audit plans, engagement fees and terms (including providing comfort letters in connection with securities underwritings) and all significant non-audit engagements with the independent auditor. Ensure the rotation of the lead audit partner as required by law and consider whether to rotate the audit firm itself.

2.
Pre-approve all permitted audit and non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide permitted audit and non-audit services.

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3.
Receive and review: (a) a report by the independent auditor describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.

4.
At least annually, consider the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, and obtain and review a report from the independent auditor describing all relationships between the auditor and the Company.

5.
Review with the independent auditor: (a) the scope and results of the audit; (b) any problems or difficulties that the auditor encountered in the course of the audit work, and management’s response; and (c) any questions, comments or suggestions the auditor may have relating to the internal controls, and accounting practices and procedures, of the Company or its subsidiaries.

6.
Review, at least annually, (a) the scope and results of the internal audit program, including then current and future programs of the Company’s internal audit department, and (b) the appointment, performance and replacement of the director of the internal audit department and any other senior personnel responsible for internal audit functions. Review the procedures for ensuring the acceptable implementation of recommendations made by the independent auditor, and any significant matters contained in reports from the internal audit department.

7.
Review with the independent auditor, the Company’s internal audit department, and management: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

8.
Review with management and the independent auditor the annual and quarterly financial statements of the Company, including: (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; and (c) the items required by Statement of Auditing Standards 61 as in effect at that time in the case of the annual statements and Statement of Auditing Standards 71 as in effect at that time in the case of the quarterly statements.

9.	Recommend to the Board of Directors, based on the review described in paragraphs 4 and 8 above, whether the financial statements should be included in the annual report on Form 10-K.

10.	Prepare a report each year for inclusion in the Company’s proxy statement relating to the election of directors.

11.
Discuss earnings press releases generally, including the use of “pro forma” or “adjusted” non-GAAP presentations, as well as financial information and earnings guidance provided to analysts and ratings agencies.

12.	Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures, including the Company’s risk assessment and risk management policies.

13.	Review management’s monitoring of the Company’s Code of Conduct.

14.	On at least an annual basis, review with the Company’s general counsel the Company’s compliance with applicable laws and regulations, and inquiries received from regulators on governmental agencies.

15.
Establish and maintain procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls and auditing matters and (b) the confidential and

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anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

16.	Ensure appropriate policies for the hiring of employees and former employees of the independent auditor have been adopted with due regard for the continuing independence of such auditor.

17.	Retain and terminate legal, accounting or other consultants or experts, at the Company’s expense, as it deems necessary to fulfill the responsibilities of the Audit Committee.

18.	Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its Charter.

19.	Request and obtain from the independent auditor assurance that Section 10A (audit requirements) of the Securities Exchange Act of 1934 has not been implicated.

20.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Audit Committee deems appropriate or necessary.

Meetings

The Audit Committee shall meet at such times as it deems necessary to fulfill its responsibilities. The Audit Committee shall periodically meet separately, in executive session, with management, the internal auditor and the independent auditor. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate. The Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee.

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PROXY	Net2Phone, Inc.	PROXY
Annual Meeting of Stockholders, December 14, 2005 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting, Proxy Statement and Annual Report of Net2Phone, Inc., hereby appoints Liore Alroy and Glenn J. Williams, or either one of them acting singly, with full power of substitution in each of them, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Net2Phone, Inc. to be held on December 14, 2005, and any postponement or adjournment thereof, and to vote all shares of Net2Phone, Inc. common stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the meeting or any postponement or adjournment thereof.

Please mark your choice like this [X] in blue or black ink. The Board of Directors recommends that you vote For all nominees and For proposal 2.

1.	Election of the following nominees as directors: James A. Courter, Jesse P. King and Michael J. Weiss, M.D., Ph.D.

For all nominees	Withhold for all nominees	Withhold for the following only (write the names of the nominee(s) in the space below):

[ ]	[ ]	________________________________________

2.	Ratification of the selection of Ernst & Young LLP as Independent Registered Public Accounting Firm.

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

(Signature should be exactly as name or names shown on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. If stockholder is a corporation, the signature should be that of an authorized officer, who should indicate his or her title.)

Date ____________________ , 2005	________________________________________
Signature(s)
I plan to attend the meeting:
________________________________________
Yes [ ] No [ ]	Print Name(s)

This proxy will be voted FOR all nominees and FOR approval of proposal 2 unless otherwise indicated, and in the discretion of the proxies on all matters properly brought before the meeting.